EXHIBIT (5)(a)(iii)

                          INVESTMENT ADVISORY AGREEMENT

     Investment Advisory Agreement made as of February 15, 1994, and revised as of February 11, 1997, between THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office and place of business at 125 West 55th Street, New York, New York 10019 (herein called the "Fund"), and FIRST AMERICAN NATIONAL BANK, a national banking association having its principal office and place of business at First American Center, 315 Deaderick Street, Nashville, Tennessee 37238-0035 (herein called the "Adviser").

     WHEREAS, the Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund intends to employ BISYS Fund Services Limited Partnership (the "Administrator") to act as the Fund's administrator; and

     WHEREAS, the Fund desires to retain the Adviser to provide investment advisory services and other services to the Fund's portfolios set forth on
Schedule 1 attached hereto, as such may be revised from time to time (each, a "Series"; the provisions herein shall apply severally to each Series), and the Adviser is willing to furnish such services upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.       APPOINTMENT.

     (a) The Fund hereby appoints the Adviser to act as investment adviser to each Series for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     (b) In the event that the Fund establishes one or more portfolios, other than those set forth on Schedule 1 hereto, and with respect to which the Fund desires the Adviser to act as investment adviser hereunder, the Fund shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Fund in writing whereupon such portfolio shall become a Series hereunder and shall be subject to the provisions of this Agreement to the same extent as the Series currently named in Schedule 1, except to the extent that said provisions (including those relating to the compensation payable to the Adviser) are modified with respect to such Series in writing by the Fund and the Adviser.

     2. DELIVERY OF DOCUMENTS.

     The Fund has furnished the Adviser with copies properly certified or authenticated of each of the following:

                  (a) The Fund's Articles of Incorporation and any amendments and supplements thereto (as presently in effect and as from time to time amended or supplemented, herein called the "Charter");

                  (b)      The Fund's By-laws and any amendments thereto;

                  (c) Resolutions of the Fund's Board of Directors authorizing the appointment of the Adviser and approving this Agreement;

                  (d) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act most recently filed with the Securities and Exchange Commission (the "Commission");

                  (e) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Commission; and

                  (f) The Fund's current Prospectuses and Statements of Additional Information of the Series (as presently in effect and as from time to time amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

The Fund promptly will furnish the Adviser with copies of all amendments of or supplements to the foregoing, if any.

     3. SERVICES OF ADVISER.

     Subject to the supervision of the Fund's Board of Directors, the Adviser will provide a continuous investment program for each Series, including investment research and day-to-day management with respect to such Series' assets. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Series. The Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for a Series by the Fund, such Series' investment objective, policies and restrictions as stated in its Prospectus and resolutions of the Fund's Board of Directors. The Fund wishes to be informed of important developments materially affecting a Series' portfolio and the Adviser agrees to furnish to the Fund from time to time such information as the Adviser may believe appropriate for this purpose. The Adviser shall be permitted to employ one or more sub-investment advisers (each a "Sub-Adviser") to provide the day-to-day management of the investments of the Series.

     4. OTHER COVENANTS.

     The Adviser agrees that it will:

                  (a) comply with all applicable rules and regulations of the Securities and Exchange Commission in performing its duties as investment adviser for the Series and, in addition, will conduct its activities under this Agreement in accordance with other applicable federal and state law;

                  (b) review and analyze on a periodic basis each Series' portfolio holdings and transactions;

                  (c) provide, or cause to be provided, to the Board of Directors of the Fund such reports, statistical data and economic information as may be reasonably requested in connection with the Adviser's services hereunder;

                  (d) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (e) place orders pursuant to its investment determinations for the Series either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Series the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Adviser also may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
         1934) provided to the Series and other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Fund's Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Series which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer as viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Series. In addition, the Adviser is authorized to take into account the sale of the Fund's Shares in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser or the Fund's principal underwriter), provided the Adviser believes that the quality of the execution and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, the Fund's principal underwriter or any affiliated person of either the Fund, the Adviser, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission and other applicable federal and state laws and regulations;

                  (f) maintain historical tax lots for each portfolio security held by the Series;

                  (g) transmit trades to the Fund's custodian for proper settlement; and

                  (h) prepare a quarterly broker security transaction summary and monthly security transaction listing for each Series.

     5. SERVICES NOT EXCLUSIVE.

     The services furnished by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more Series, investment companies or accounts managed by the Adviser, the available securities or investments will be allocated in a manner believed by the Adviser to be equitable to each of them. It is recognized and acknowledged by the Fund that in some cases this procedure may adversely affect the price paid or received by a Series or the size of the position obtained for or disposed of by a Series.

     6. BOOKS AND RECORDS.

     In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     7. EXPENSES.

     Except as otherwise stated in this section 7, the Adviser shall pay all expenses incurred by it in performing its services and duties as investment adviser and shall pay all fees of each Sub-Adviser in connection with such Sub-Adviser's duties in respect of the Fund. All other expenses incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by others. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of the Adviser, any Sub-Adviser or the Administrator, or any of their affiliates, Commission fees, state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, auditing and legal expenses, costs of maintaining corporate existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of calculating the net asset value of the Series' shares, costs of shareholders' reports and corporate meetings, costs of preparing and printing certain prospectuses and statements of additional information, and any extraordinary expenses.

     8. COMPENSATION.

     In consideration of services rendered pursuant to this Agreement, the Fund will pay the Adviser on the first business day of each month the fee at the annual rate set forth opposite the Series' name on Schedule 1 attached hereto, based upon the value of the Series' average daily net assets for the previous month. Such fee as is attributable to a Series shall be a separate charge to such Series and shall be the several (and not joint or joint and several) obligation of the Series. Fees hereunder shall be payable with respect to a Series commencing on the date of the initial public sale of such Series' shares. The Adviser agrees to accept such fee from the Fund as full compensation for the services provided and expenses assumed by it pursuant to this Agreement, and acknowledges that it shall not be entitled to any further compensation from the Fund in respect of the same.

     Net asset value shall be computed on such days and at such time or times as described in the Prospectus. Upon the commencement or any termination of this Agreement after the first day or before the end of any month, as the case may be, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and, in the case of any termination, shall be payable upon the date of termination of this Agreement.

     For the purpose of determining fees payable to the Adviser, the value of each Series' net assets shall be computed in the manner specified in the Charter for the computation of the value of the Series' net assets.

     Notwithstanding anything to the contrary herein, if in any fiscal year the aggregate expenses of a Series, exclusive of taxes, brokerage, interest on borrowings and (with the prior written consent of the necessary state securities commissions) extraordinary expenses, but including investment advisory and administration fees, exceed the expense limitation of any such state having jurisdiction over such Series, the Fund may deduct from the fees to be paid hereunder, or the Adviser will bear, to the extent required by state law, that portion of such excess which bears the same relation to the total of such excess as the Adviser's fee hereunder bears to the total fee otherwise payable for the fiscal year by the Series pursuant to this Agreement and the Fund's Administration Agreement. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

     9. LIMITATION OF LIABILITY.

     The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except that the Adviser shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of the Adviser's duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Adviser, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or to a Series, or acting on any business of the Fund or of a Series (other than services or business in connection with the Adviser's duties as investment adviser hereunder) to be rendering such services to or acting solely for the Fund or such Series and not as an officer, director, partner, employee or agent or one under the control or direction of the Adviser even though paid by the Adviser.

     10. TERM.

     As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 attached hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on
Schedule 1 attached hereto (the "Reapproval Day"), provided such continuance is specifically approved as to a Series at least annually by (a) the Fund's Board of Directors or (b) vote of a majority (as defined in the 1940 Act) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement may be terminated without penalty, on 60 days' written notice to the Adviser (which notice may be waived in writing by the Adviser), by the Fund's Board of Directors or by vote of the holders of a majority of such Series' shares or may be terminated without penalty, upon not less than 90 days' written notice to the Fund (which notice may be waived in writing by the Fund), by the Adviser. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act).

     11. USE OF NAME.

     The parties hereto agree that (i) in the event of the termination of this Agreement, the Adviser shall have the right to require the Fund, within 30 days of such termination, to delete from the Series and its name, the word "AmeriStar" and (ii) the Adviser or any affiliate of the Adviser shall have the right to grant to other investment companies that it may sponsor or advise the use of the word "AmeriStar" in the name of such investment company.

     12. MISCELLANEOUS.

                  (a) AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

                  (b) CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of
        Section 10 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

                  (c) NOTICE. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be effective upon actual receipt by the Fund, or on the fourth day after the postmark if such notice or other instrument is mailed via first class postage prepaid, at its office at the address first above written, or at such other place as the Fund may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Adviser shall be effective upon actual receipt by the Adviser, or on the fourth day after the postmark if such notice or other instrument is mailed via first class postage prepaid, at its office at the address first above written, or at such other place as the Adviser may from time to time designate in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                       THE INFINITY MUTUAL FUNDS, INC.



                                        By:
                                            William B. Blundin,
                                            President and Chairman of the Board

Attest:
            George O. Martinez,
                  Secretary

                                       FIRST AMERICAN NATIONAL BANK


                                       By:


Attest:

                                   SCHEDULE 1


                       Annual Fee as
                       a Percentage of
                       Average Daily       Reapproval          Reapproval
Name of Series         Net Assets            Date               Day

AmeriStar Capital
 Growth Portfolio      .65 of 1%        December 31, 1997   December 31

AmeriStar Core Income
 Portfolio            .50 of 1%         December 31, 1997   December 31

AmeriStar Dividend
 Growth Portfolio    .65 of 1%          December 31, 1997   December 31

AmeriStar Limited
 Duration Income
 Portfolio          .50 of 1%           December 31, 1997   December 31

AmeriStar Limited
 Duration Tennessee Tax
 Free Portfolio        .50 of 1%        December 31, 1998    December 31

AmeriStar Limited
 Duration U.S. Government
 Portfolio           .50 of 1%          December 31, 1998    December 31

AmeriStar Prime Money
 Market Portfolio       *               December 31, 1997    December 31

AmeriStar Tennessee
 Tax Exempt Bond
 Portfolio          .50 of 1%           December 31, 1997    December 31

AmeriStar U.S.
 Treasury Money
 Market Portfolio  .25 of 1%            December 31, 1997    December 31


As Revised:  February 11, 1997
--------
* The Fund has agreed to pay the Adviser a monthly fee at the annual rate of .25 of 1% of the Series' average daily net assets less any amounts paid by the Fund to Barnett Capital Advisors, Inc. as the Series' sub-investment adviser.

                                                      EXHIBIT (5) (c)

                            ADMINISTRATION AGREEMENT


     Administration Agreement made as of April 25, 1996, and revised as of February 11, 1997, between certain portfolios of THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office and place of business at 125 West 55th Street, 11th Floor, New York, New York 10019 (herein called the "Fund"), and BISYS FUND SERVICES LIMITED PARTNERSHIP, an Ohio limited partnership having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035 (herein called "BISYS").

     WHEREAS, the Fund is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and consisting of, among others, the portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series");

     WHEREAS, the Fund intends from time to time to employ certain entities (in addition to those named below), some of which may be affiliated with BISYS, to provide services to one or more Series (each, a "Service Provider");

     WHEREAS, the Fund employs Concord Financial Group, Inc. and, in the future, an affiliate of such entity (the "Distributor") to act as distributor for each Series' shares of common stock, par value $.001 per share (the "Shares");

     WHEREAS, the Fund, in respect of the Series, previously had employed an affiliate of BISYS as its administrator; and

     WHEREAS, the Fund desires to retain BISYS as its Administrator to provide it with administrative services with respect to each Series, and BISYS is willing to render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:


                            I. DELIVERY OF DOCUMENTS

     The Fund has delivered to BISYS copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

                 (a) The Fund's Articles of Incorporation and all amendments and supplements thereto (as presently in effect and as from time to time amended or supplemented, herein called the "Charter");

                 (b) The Fund's By-laws (as presently in effect and as from time to time amended, herein called the "By-laws");

                 (c) Resolutions of the Board of Directors of the Fund authorizing the execution and delivery of this Agreement;

                 (d) The Fund's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A most recently filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all subsequent amendments or supplements thereto (the "Registration Statement");

                 (e) The Fund's Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission; and

                 (f) The Fund's current Prospectuses and Statements of Additional Information pertaining to the Series (as presently in effect and as from time to time amended and supplemented, herein called the "Prospectus").


                               II. ADMINISTRATION

     1. APPOINTMENT OF ADMINISTRATOR. The Fund hereby appoints BISYS as its Administrator for each of the Series on the terms and for the period set forth in this Agreement and BISYS hereby accepts such appointment and agrees to perform the services and duties set forth in this Section II for the compensation provided in this Section. The Fund understands that BISYS now acts, and that from time to time hereafter BISYS may act, as administrator of various investment companies or fiduciary for other managed accounts, and the Fund has no objection to BISYS' so acting. In addition, it is understood that the persons employed by BISYS to assist in the performance of its duties hereunder will not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of BISYS or any affiliate of BISYS to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

                             2. SERVICES AND DUTIES.

     (a) As Administrator, and subject to the supervision and control of the Fund's Board of Directors, BISYS will provide office facilities, equipment, statistical and research data, clerical, accounting and bookkeeping services, internal compliance services relating to accounting and legal matters, and personnel to carry out all administrative services required for operation of the business and affairs of the Series, other than those management, investment advisory and sub-advisory functions which are to be performed by certain Service Providers pursuant to their respective agreements with the Fund, the services of the Distributor, those services to be performed by the Fund's custodian and transfer agent, and those services normally performed by the Fund's legal counsel and independent auditors. BISYS' responsibilities include without limitation the following services:

                    (1) Providing a facility to receive purchase and redemption orders via toll-free IN-WATTS telephone lines;

                    (2) Providing for the preparing, supervision and mailing of confirmations for all purchase and redemption orders;

                    (3) Providing and supervising the operation of an automated data processing system to process purchase and redemption orders received by the Distributor (BISYS assumes responsibility for the accuracy of the data transmitted for processing or storage);

                    (4) Overseeing the performance of the Fund's custodian and transfer agent;

                    (5) Making available information concerning each Series to its shareholders; distributing written communications to each Series' shareholders such as periodic listings of each Series' securities, annual and semi-annual reports, and the Prospectus and supplements thereto; and handling shareholder problems and calls relating to administrative matters; and

                   (6) Providing and supervising the services of employees ("relationship coordinators") whose principal responsibility and function shall be to preserve and strengthen each Series' relationships with its shareholders.

                   (b) BISYS shall assure that persons are available to receive redemption requests to the Fund's transfer agent as promptly as practicable.

                   (c) BISYS shall assure that persons are available to receive orders accepted for the purchase of Shares to the transfer agent as promptly as practicable.

                   (d) BISYS shall participate in the periodic updating of the Prospectus and shall accumulate information for and, subject to approval by the Fund's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of reports to the Series' shareholders and the Commission, including but not limited to annual reports and semi-annual reports on Form N-SAR, notices pursuant to Rule 24f-2 and proxy materials.

                   (e) BISYS shall pay all costs and expenses of maintaining the offices of the Fund, wherever located, and shall arrange for payment by the Series of all expenses payable by the Series.

                   (f) BISYS, after consultation with legal counsel for the Fund, shall determine the jurisdictions in which the Shares shall be registered or qualified for sale and, in connection therewith, shall be responsible for the maintenance of the registration or qualification of the Shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of the Series shall be made by the Series.

                   (g) BISYS shall provide the services of certain persons who may be appointed as officers of the Fund by the Fund's Board of Directors.

                   (h) BISYS shall oversee the maintenance by the Fund's custodian and transfer agent of the books and records of the Fund required under the 1940 Act in connection with the performance of the Fund's agreements with such entities, and shall maintain, or provide for the maintenance of, such other books and records (other than those required to be maintained by the Service Providers) as may be required by law or may be required for the proper operation of the business and affairs of the Series. In compliance with the requirements of Rule 31a-3 under the 1940 Act, BISYS agrees that all such books and records which it maintains, or is responsible for maintaining, for the Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such books and records upon the Fund's request. BISYS further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act said books and records required to be maintained by Rule 31a-1 under said Act.

                   (i) BISYS shall prepare the Series' federal, state and local income tax returns.

                   (j) BISYS shall prepare and, subject to approval of the Fund's Treasurer, disseminate to the Fund's Directors the Fund's and each Series' quarterly financial statements and schedules of investments, and shall prepare such other reports relating to the business and affairs of the Fund and each Series (not otherwise appropriately prepared by the Service Providers, the Fund's legal counsel or its independent auditors) as the officers and Directors of the Fund may from time to time reasonably request in connection with the performance of their duties.

                   (k) BISYS shall assist with the coordination of the provision of investment management, advisory and sub-advisory services by the Service Providers to the Series, and shall provide other administration assistance to said entities as required to carry out the business and operations of the Series.

                   (l) BISYS shall recommend, implement and monitor all specialized services and programs that are necessary or appropriate in order for the Series to serve properly the investment needs of the fiduciary accounts investing in their Shares.

                   (m) In performing its duties as Administrator for the Series, BISYS will act in conformity with the Charter, By-laws and Prospectus and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

     3. SUBCONTRACTORS. It is understood that BISYS may from time to time employ or associate with itself such person or persons as BISYS may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by BISYS and that BISYS shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

     4. EXPENSES ASSUMED AS ADMINISTRATOR. Except as otherwise stated in this subsection 4, BISYS shall pay all expenses incurred by it in performing its services and duties as Administrator. All other expenses incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by others. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of any Service Provider or BISYS, or any of their affiliates, Commission fees, state Blue Sky qualification fees, management, advisory, sub-advisory, administration and other shareholder services fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, auditing and legal expenses, costs of maintaining corporate existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of calculating the net asset value of the Series' shares, costs of shareholders' reports and corporate meetings, costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders (unless otherwise provided pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act), and any extraordinary expenses.

     5. COMPENSATION. In consideration of services rendered pursuant to this Agreement, the Fund will pay BISYS on the first business day of each month the fee at the annual rate set forth opposite each Series' name on Schedule 1 hereto, based upon the value of each Series' average daily net assets for the previous month. Net asset value shall be computed on such days and at such time or times as described in the Prospectus. The fee for the period from the date of the commencement of the initial public sale of each Series' shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     For the purpose of determining fees payable to BISYS, the value of each Series' net assets shall be computed in the manner specified in the Charter for the computation of the value of each Series' net assets.

     Notwithstanding anything to the contrary herein, if in any fiscal year the aggregate expenses of any Series, exclusive of taxes, brokerage, interest on borrowings and (with the prior written consent of the necessary state securities commissions) extraordinary expenses, but including the management, investment advisory, sub-advisory and administration fees, exceed the expense limitation of any such state having jurisdiction over the Series, the Fund may deduct from the fees to be paid hereunder, or BISYS will bear, to the extent required by state law, that portion of such excess which bears the same relation to the total of such excess as BISYS' fee hereunder bears to the total fee otherwise payable for the fiscal year by the Series pursuant to this Agreement and the Fund's management, investment advisory and sub- advisory or similar agreements. BISYS' obligation is limited to the amount of its fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

     6. CONFIDENTIALITY. BISYS will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and each Series' prior or present shareholders or those persons or entities who respond to inquiries concerning investment in a Series and, except as provided below, will not use such records or information for any other purpose other than for the performance of its responsibilities and duties with regard to the Series which now exist or which may be added in the future. Any other use by BISYS of the records and information referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where (i) BISYS may be exposed to civil or criminal contempt proceedings for failure to divulge such information;
(ii) BISYS is requested to divulge such information by duly constituted authorities; or (iii) BISYS is so requested by the Fund.


                          III. LIMITATION OF LIABILITY

     BISYS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of BISYS' duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of BISYS, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or to any Series, or acting on any business of the Fund or of any Series (other than services or business in connection with BISYS' duties as Administrator hereunder) to be rendering such services to or acting solely for the Fund or Series and not as an officer, director, partner, employee or agent or one under the control or direction of BISYS even though paid by BISYS.


                                    IV. TERM

     As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved as to the Series at least annually by (a) the Fund's Board of Directors or (b) vote of a majority (as defined in the 1940 Act) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, at any time if for "cause," by the Fund's Directors or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' written notice to the Fund, by BISYS. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act). "Cause" shall mean a material breach by BISYS of its obligations under this Agreement which shall not have been cured within 30 days after the date on which BISYS shall have received written notice setting forth in detail the facts alleged to give rise to the breach.


                                V. MISCELLANEOUS

     1. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

     2. CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Article IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

     3. NOTICE. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address first above written, or at such other place as the Fund may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BISYS shall be sufficiently given if addressed to BISYS and mailed or delivered to it at its office at the address first above written, or at such other place as BISYS may from time to time designate in writing.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                THE INFINITY MUTUAL FUNDS, INC.


                                By:______________________________
                                   William B. Blundin,
                                   President and Chairman of the Board


Attest:________________________
           George O. Martinez,
             Secretary

                                BISYS FUND SERVICES LIMITED PARTNERSHIP

                                By: BISYS Fund Services, Inc.,
                                    General Partner


                                By:___________________________


Attest: ________________________

                                   SCHEDULE 1


                          Annual Fee as
                          a Percentage of
                          Average Daily
Name of Series            Net Assets       Reapproval Date     Reapproval Day

AmeriStar Capital
  Growth Portfolio        .15 of 1%        April 25, 2001        April 25

AmeriStar Core
  Income Portfolio        .15 of 1%        April 25, 2001        April 25

AmeriStar Dividend
  Growth Portfolio        .15 of 1%        April 25, 2001        April 25

AmeriStar Limited
  Duration Income
  Portfolio               .15 of 1%        April 25, 2001        April 25

AmeriStar Limited
  Duration Tennessee
  Tax Free
  Portfolio              .15 of 1%         April 25, 2001        April 25

AmeriStar Limited
  Duration U.S.
  Government
  Portfolio             .15 of 1%          April 25, 2001        April 25

AmeriStar Prime
  Money Market
  Portfolio            .10 of 1%           April 25, 2001        April 25

AmeriStar Tennessee
  Tax Exempt Bond
  Portfolio           .15 of 1%            April 25, 2001        April 25

AmeriStar U.S.
  Treasury Money
  Market Portfolio    .10 of 1%            April 25, 2001        April 25

 Alpha Government    .13% of assets        December 31, 1997     December 31
  Securities         less than $200
  Portfolio          million

                    .12% of assets
                    from $200 million
                    to less than $300
                    million

                    .11% of assets
                    from $300 million
                    to less than $350
                    million

                    .10% of assets
                    $350 million and
                    over

BEA Short Duration
  Portfolio         .12 of 1%            December 31, 1997       December 31

Correspondent Cash  .10 of 1%            December 31, 1997       December 31
  Reserves Money
  Market Portfolio

Correspondent Cash  .10 of 1%            December 31, 1997       December 31
  Reserves Tax Free
  Money Market
  Portfolio


As Revised:  February 11, 1997